As filed with the Securities and Exchange Commission on December 21, 2005
Registration No. 333-11304

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

 SAPPI LIMITED
(Exact name of registrant as specified in its charter)

Republic of South Africa (State or other jurisdiction of incorporation or organization)	NONE (I.R.S. Employer Identification No.)

48 Ameshoff Street
Braamfontein,
Johannesburg 2001
Republic of South Africa
(Address of Principal Executive Offices) (Zip Code)

The Sappi Limited Share Incentive Scheme
(Full title of the plan)

Jennifer L. Miller, Esq.
Sappi Fine Paper North America
225 Franklin Street
Boston, Massachusetts 02110
(Name and address of agent for service)
(617) 423-7300
(Telephone number, including area code, of agent for service)

Copies to:
Paul Michalski, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475

.

EXPLANATORY NOTE

Sappi Limited (the “Company”) is filing this post-effective amendment to amend the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (“SEC”) on December 23, 1999 (Registration No. 333-11304) pursuant to Rules 462 and 464 under the Securities Act of 1933, as amended, solely for the purpose of updating Exhibit 23.2, Consent of Deloitte & Touche.

Item 8. Exhibits.

Exhibit Number	Description
4.1**
Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended September 1998, filed March 29, 1999 (File No. 1-14872)).

4.2**	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form 20-F filed October 22, 1998 (File No. 1-14872)).
4.3**
The Sappi Limited Share Incentive Scheme as adopted at the Annual General Meeting of the shareholders of Sappi Limited held on March 5, 1997 (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form 20-F filed October 22, 1998 (File No. 1-14872)).

4.4**	Form of Deed of Amendment to the Sappi Limited Share Incentive Scheme between Sappi Limited, David Charles Brink and Thomas Louw de Beer.
5**	Opinion of Werksmans Inc. as to the legality of the Ordinary Shares.
23.1**	Consent of Werksmans Inc. (included in Exhibit 5).
23.2*	Consent of Deloitte & Touche.
24**	Powers of Attorney.

* Filed herewith

** Previously filed

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johannesburg, South Africa, on December 21, 2005.

SAPPI LIMITED
By
/s/ Donald Gert Wilson
Name: Donald Gert Wilson Title: Executive Director - Finance
Date: December 21, 2005

By
*
Name: Jennifer L. Miller Title: Authorized Representative in the United States
Date: December 21, 2005

*By:	/s/ Donald Gert Wilson
Donald Gert Wilson Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
4.1**
Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended September 1998, filed March 29, 1999 (File No. 1-14872)).

4.2**	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form 20-F filed October 22, 1998 (File No. 1-14872)).
4.3**
The Sappi Limited Share Incentive Scheme as adopted at the Annual General Meeting of the shareholders of Sappi Limited held on March 5, 1997 (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form 20-F filed October 22, 1998 (File No. 1-14872)).

4.4**	Form of Deed of Amendment to the Sappi Limited Share Incentive Scheme between Sappi Limited, David Charles Brink and Thomas Louw de Beer.
5**	Opinion of Werksmans Inc. as to the legality of the Ordinary Shares.
23.1**	Consent of Werksmans Inc. (included in Exhibit 5).
23.2*	Consent of Deloitte & Touche.
24**	Powers of Attorney.

* Filed herewith

** Previously filed

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement No. 333-121300 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-121276 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-11304 on Form S-8 of our report dated December 20, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of AC 501: “Accounting for Secondary Tax on Companies (STC)” and which draws attention to the differences between accounting principles generally accepted in South Africa and accounting principles generally accepted in the United States of America, described in Note 42 which has been restated) relating to the financial statements and financial statement schedules of Sappi Limited, appearing in the Annual Report on Form 20-F of Sappi Limited for the year ended September 2005.

/s/ Deloitte & Touche

DELOITTE & TOUCHE
Registered Accountants and Auditors
Chartered Accountants
Johannesburg, South Africa
December 21, 2005